Exhibit 3.1

ARTICLES OF INCORPORATION

In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)

ARTICLE I NAME

The name of the corporation shall be:

WAL-CON MEDIA, INC.

ARTICLE II PRINCIPAL OFFICE

The principal place of business/mailing address is:

One East Broward Blvd.

Suite 700

FT. Lauderdale, FL 33301

ARTICLE III PURPOSE

The purpose for which the corporation is organized is:

Media Consultant Services

ARTICLE IV SHARES

The number of shares is:

1,000

ARTICLE V INITIAL OFFICERS AND/OR DIRECTORS

List name(s), address(es) and specific title(s):

Andre E. Walker President, Secretary and Treasurer

One East Broward Blvd.

Suite 700

FT. Lauderdale, FL 33301

ARTICLE VI REGISTERED AGENT

The name and Florida street address (P.O. Box NOT acceptable) of the registered agent is:

Andre E. Walker

One East Broward Blvd.

Suite 700

FT. Lauderdale, FL 33301

ARTICLE VII INCORPORATOR

The name and address of the Incorporator is:

Andre E. Walker

One East Broward Blvd.

Suite 700

FT. Lauderdale, FL 33301

********************************************************************************************************

Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in the capacity.

/s/ Andre E Walker	7/17/06
Signature/Registered Agent	Date

/s/ Andre E Walker	7/17/06
Signature/Incorporator	Date